EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders:
GenVec, Inc.:
We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-133366, No. 333-123968, No. 333-101963 and No. 333-76886), on Form S-4 (No. 333-105320) and on Form S-8 (No. 333-110446, No. 333-55590, No. 333-55586 and No. 333-55584) of GenVec, Inc. of our reports dated March 16, 2007, relating to (1) the balance sheets of GenVec, Inc., as of December 31, 2006 and 2005 and the related statements of operations, stockholders’ equity and comprehensive loss and cash flows for each of the years in the three-year period ended December 31, 2006, (2) management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and (3) the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of GenVec, Inc.
Our report refers to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on January 1, 2006.

/s/ KPMG LLP
McLean, Virginia
March 16, 2007